                                                                    EXHIBIT 28.1

CAPSTEAD MORTGAGE CORPORATION
COLLATERAL SUMMARY AND REMITTANCE REPORT
FOR MONTH ENDING:  25-APR-02
MASTER SERVICING DIVISION

DEAL REFERENCE                                                    93-2A            93-2C              93-2D            93-2E.A
                                                              ---------------  ---------------  ----------------  ----------------
BEGINNING SECURITY BALANCE                                    $ 13,619,724.81  $ 35,147,396.12  $  22,600,794.48  $  15,241,625.76
  Loans Repurchased                                                        --               --                --                --
  Scheduled Principal Distribution                                  25,985.37        66,799.54        285,918.23        185,882.33
  Additional Principal Distribution                                 43,205.68        14,770.18         88,077.95         11,705.07
  Liquidations Distribution                                      1,399,168.72     2,435,980.22        422,305.30        424,165.29
  Accelerated Prepayments                                                  --               --                --                --
  Adjustments (Cash)                                                       --               --                --                --
  Adjustments (Non-Cash)                                                   --               --                --                --
  Losses/Foreclosures                                                      --               --                --                --
  Special Hazard Account                                                   --               --                --                --
                                                              ---------------  ---------------  ----------------  ----------------
                                   Ending Security Balance    $ 12,151,365.04  $ 32,629,846.18  $  21,804,493.00  $  14,619,873.07
                                                              ===============  ===============  ================  ================
INTEREST DISTRIBUTION:
Due Certificate Holders                                       $     80,862.36  $    206,918.62  $     125,777.28  $      82,776.64
Compensating Interest                                                4,016.77         6,984.56          1,010.01          1,836.38

  Trustee Fee (Tx. Com. Bk.)                                           153.22           439.34            282.51            165.12
  Pool Insurance Premium (PMI Mtg. Ins.)                                   --               --                --          3,353.16
  Pool Insurance (GE Mort. Ins.)                                     3,295.97               --          3,638.73                --
  Pool Insurance (United Guaranty Ins.)                                    --               --                --                --
  Backup for Pool Insurance (Fin. Sec. Assur.)                             --               --                --                --
  Special Hazard Insurance (Comm. and Ind.)                            646.94               --                --                --
  Bond Manager Fee (Capstead)                                          215.65           439.34            329.59            190.52
  Excess Compensating Interest (Capstead)                                  --               --                --                --
  Administrative Fee (Capstead)                                        368.86         1,464.50            706.28            539.82
  Administrative Fee (Other)                                               --               --                --                --
  Excess-Fees                                                              --               --                --                --
  Special Hazard Insurance (Aetna Casualty)                                --               --                --                --
  Other                                                                    --               --                --                --
                                                              ---------------  ---------------  ----------------  ----------------
                                                Total Fees           4,680.64         2,343.18          4,957.11          4,248.62
                                                              ---------------  ---------------  ----------------  ----------------
 Servicing Fee                                                       3,958.72         9,143.62          6,193.63          4,083.82
 Interest on Accelerated Prepayments                                       --               --                --                --
                                                              ---------------  ---------------  ----------------  ----------------
                               Total Interest Distribution    $     93,518.49  $    225,389.98  $     137,938.03  $      92,945.46
                                                              ===============  ===============  ================  ================
LOAN COUNT                                                                 51              142               144                97
WEIGHTED AVERAGE PASS-THROUGH RATE                                   7.478489         7.303068          6.731832          6.661732

                         CAPSTEAD MORTGAGE CORPORATION
                    COLLATERAL SUMMARY AND REMITTANCE REPORT
                          FOR MONTH ENDING: 25-APR-02
                           MASTER SERVICING DIVISION

DEAL REFERENCE                                                    93-2E.B           93-2G           1996-C.1          1996-C.2
                                                              ---------------  ---------------  ----------------  ----------------
BEGINNING SECURITY BALANCE                                    $ 43,631,371.67  $ 62,715,125.24  $   2,320,507.76  $   7,032,351.31
  Loans Repurchased                                                        --               --                --                --
  Scheduled Principal Distribution                                  78,787.24       120,857.46          3,492.26         14,018.87
  Additional Principal Distribution                                 22,495.33        35,399.20            100.61            441.05
  Liquidations Distribution                                      3,134,170.70     2,268,996.90                --        347,986.84
  Accelerated Prepayments                                                  --               --                --                --
  Adjustments (Cash)                                                       --               --                --                --
  Adjustments (Non-Cash)                                                   --               --                --                --
  Losses/Foreclosures                                                      --               --                --                --
  Special Hazard Account                                                   --               --                --                --
                                                              ---------------  ---------------  ----------------  ----------------
                                   Ending Security Balance    $ 40,395,918.40  $ 60,289,871.68  $   2,316,914.89  $   6,669,904.55
                                                              ===============  ===============  ================  ================
INTEREST DISTRIBUTION:
Due Certificate Holders                                       $    247,958.47  $    363,297.98  $      12,905.18  $      36,551.52
Compensating Interest                                               10,338.06         8,769.99                --                --

  Trustee Fee (Tx. Com. Bk.)                                           472.67           705.55             29.01             58.60
  Pool Insurance Premium (PMI Mtg. Ins.)                             9,598.90               --                --                --
  Pool Insurance (GE Mort. Ins.)                                           --               --            668.30                --
  Pool Insurance (United Guaranty Ins.)                                    --               --                --                --
  Backup for Pool Insurance (Fin. Sec. Assur.)                             --               --                --                --
  Special Hazard Insurance (Comm. and Ind.)                                --               --                --                --
  Bond Manager Fee (Capstead)                                          545.39           783.94                --                --
  Excess Compensating Interest (Capstead)                                  --               --                --            256.04
  Administrative Fee (Capstead)                                      1,545.30         2,613.27            116.03            146.49
  Administrative Fee (Other)                                               --               --                --                --
  Excess-Fees                                                              --               --                --                --
  Special Hazard Insurance (Aetna Casualty)                                --               --             53.18                --
  Other                                                                    --               --                --                --
                                                              ---------------  ---------------  ----------------  ----------------
                                                Total Fees          12,162.26         4,102.76            866.52            461.13
                                                              ---------------  ---------------  ----------------  ----------------
 Servicing Fee                                                      11,035.13        15,822.64            725.17          1,589.65
 Interest on Accelerated Prepayments                                       --               --                --                --
                                                              ---------------  ---------------  ----------------  ----------------
                               Total Interest Distribution    $    281,493.92  $    391,993.37  $      14,496.87  $      38,602.30
                                                              ===============  ===============  ================  ================
LOAN COUNT                                                                160              240                11                36
WEIGHTED AVERAGE PASS-THROUGH RATE                                   7.103967         7.119201          6.673632          6.237149

                         CAPSTEAD MORTGAGE CORPORATION
                    COLLATERAL SUMMARY AND REMITTANCE REPORT
                          FOR MONTH ENDING: 25-APR-02
                           MASTER SERVICING DIVISION

DEAL REFERENCE                                                     1996-C.3
                                                              ---------------
BEGINNING SECURITY BALANCE                                    $  4,698,353.09
  Loans Repurchased                                                        --
  Scheduled Principal Distribution                                   6,917.95
  Additional Principal Distribution                                    134.65
  Liquidations Distribution                                        433,599.83
  Accelerated Prepayments                                                  --
  Adjustments (Cash)                                                       --
  Adjustments (Non-Cash)                                                   --
  Losses/Foreclosures                                                      --
  Special Hazard Account                                                   --
                                                              ---------------
                                   Ending Security Balance    $  4,257,700.66
                                                              ===============
INTEREST DISTRIBUTION:
Due Certificate Holders                                       $     23,471.84
Compensating Interest                                                      --

  Trustee Fee (Tx. Com. Bk.)                                            39.15
  Pool Insurance Premium (PMI Mtg. Ins.)                                   --
  Pool Insurance (GE Mort. Ins.)                                           --
  Pool Insurance (United Guaranty Ins.)                              1,750.14
  Backup for Pool Insurance (Fin. Sec. Assur.)                             --
  Special Hazard Insurance (Comm. and Ind.)                                --
  Bond Manager Fee (Capstead)                                        1,162.51
  Excess Compensating Interest (Capstead)                            1,188.59
  Administrative Fee (Capstead)                                        198.64
  Administrative Fee (Other)                                               --
  Excess-Fees                                                              --
  Special Hazard Insurance (Aetna Casualty)                            135.86
  Other                                                                    --
                                                              ---------------
                                                Total Fees           4,474.89
                                                              ---------------
 Servicing Fee                                                       1,468.24
 Interest on Accelerated Prepayments                                       --
                                                              ---------------
                               Total Interest Distribution    $     29,414.97
                                                              ===============
LOAN COUNT                                                                 22
WEIGHTED AVERAGE PASS-THROUGH RATE                                   6.291826